EXHIBIT 10(h)

                          SECOND AMENDMENT TO THE
                  NATIONAL WESTERN LIFE INSURANCE COMPANY
                 NON-QUALIFIED DEFERRED COMPENSATION PLAN


      This Second Amendment to the National Western Life Insurance Company Pension Plan (the Plan) is hereby made and entered into this 17th day of December, 1996, by National Western Life Insurance Company (the Company).

      WITNESSETH:

      WHEREAS, the Plan was originally established, effective April 1, 1995; and

      WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

      WHEREAS, the Company desires to change certain provisions of the Plan;

      NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 1.2(r), Committee, is hereby replaced with the following, effective December 17, 1996:

  The individuals appointed by the Board of Directors of the Employer, and known as the Pension Committee, to manage and direct the operation and administration of the Plan.

2. Section 6.1, Administration of the Plan, is hereby replaced with the following, effective December 17, 1996:

  The Plan shall be administered by the Committee. The books and records of the Plan shall be maintained by the Employer at its expense, and no member of the Board of Directors of the Employer, or any employee of the Employer acting on its behalf, shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, unless attributable to his own fraud or willful misconduct.


      IN WITNESS WHEREOF, National Western Life Insurance Company has executed this Second Amendment.


ATTEST:                       NATIONAL WESTERN LIFE INSURANCE COMPANY

                              By:_________________________________

                              Its:_________________________________


Approved by Pension Committee on December 16, 1996
Approved by National Western Life Board of Directors on December 17, 1996